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                                                                    Exhibit 10.1

                      FOURTH AMENDMENT TO CREDIT AGREEMENT

         THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of July 18, 2003, is made and entered into by and among ANALEX CORPORATION, a Delaware corporation, successor by merger to Hadron, Inc. (the "Borrower"), and the subsidiaries of the Borrower identified on the signature pages hereto (the "Subsidiary Guarantors"), and BANK OF AMERICA, N.A., a national banking association (the "Lender").

                                   WITNESSETH

         WHEREAS, the Borrower and the Lender entered into that certain Credit Agreement dated as of November 2, 2001, as modified by that certain First Amendment to Credit Agreement dated as of August 1, 2002, Second Amendment to Credit Agreement dated as of December 20, 2002 and Third Amendment to Credit Agreement dated as of April 30, 2003 (collectively, the "Existing Credit Agreement").

         WHEREAS, the parties have agreed to amend the Existing Credit Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                     PART I
                                   DEFINITIONS

         1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

         "Amended Credit Agreement" means the Existing Credit Agreement as amended hereby.

         "Amendment No. 4 Effective Date" is defined in Part III.

         2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Amended Credit Agreement.

                                     PART II
                     AMENDMENTS TO EXISTING CREDIT AGREEMENT

         Effective on (and subject to the occurrence of) the Amendment No. 4 Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II. Except as so amended, the Existing Credit Agreement and all other Loan Documents shall continue in full force and effect.

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         1.  Amendment to Section 1.1. Each of the following definitions appearing in Section 1.1 of the Existing Credit Agreement is amended in its entirety to read as follows:

                        "Change of Control" shall mean the occurrence of any of
                    the following events: (i) after the Closing Date, any Person (other than the Purchasers and their Affiliates) or two or more Persons (other than the Purchasers and their Affiliates) acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of or control over, voting stock of the Borrower (or other securities convertible into such voting stock) representing 50% or more of the combined voting power of all voting stock of the Borrower, or (ii) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Borrower (together with any new director whose election by the Borrower's board of directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved and any new director designated, nominated and elected pursuant to the Stockholders' Agreement (as defined in the Note Purchase Agreement) cease for any reason to constitute a majority of the directors of the Borrower then in office. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

                        "Fixed Charges" for any period shall mean the sum of (a)
                    Interest Expense for such period, plus (b) preferred stock cash dividends actually paid or required to be paid, plus
                    (c) the aggregate amount of all non-compete payments made by the Borrower for such period, plus (d) without duplication, scheduled payments of principal on Indebtedness and Capitalized Lease Obligations of the Borrower for such period, all as determined on a consolidated basis in accordance with GAAP. For the avoidance of doubt, the Borrower's payment of $280,000 to Jon Stout related to the termination of Mr. Stout's employment agreement shall not constitute a Fixed Charge.

         The following definitions are hereby added to Section 1.1 of the Existing Credit Agreement:

                        "Note Purchase Agreement" shall mean that certain
                    Subordinated Note and Series A Convertible Preferred Stock Purchase Agreement dated July 18, 2003, by and among the Borrower and the Purchasers.

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                        "Pequot Subordination Agreement" shall mean that certain
                    Intercreditor and Subordination Agreement to be dated the Closing Date (as defined in the Note Purchase Agreement), by and among the Lender, the Purchasers, the Borrower and the Subsidiary Guarantors, in the form of Exhibit A-4 hereto, as amended, modified and supplemented from time to time.

                        "Purchasers" shall mean Pequot Private Equity Fund III,
                    L.P., a Delaware limited partnership, and Pequot Offshore Private Equity Partners III, L.P., a Delaware limited partnership.

         2. Amendment to Section 5.1(i). Section 5.1(i) of the Existing Credit Agreement is hereby amended by adding the following new clause (vii):

                        (vii) Any Default (as defined in the Note Purchase
                    Agreement).

         3. Amendment to Section 5.14. Section 5.14 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

             5.14   Government Contracts.

                        At the Lender's request, documentation necessary for
                    compliance with the Assignment of Claims Act will be executed and delivered by the appropriate Credit Parties with respect to any Government Contract which constitutes a Material Contract. In any event, no Government Contract will be assigned pursuant to the Assignment of Claims Act to the Junior Lender (as defined in the Pequot Subordination Agreement) or any other Person; provided, however, that if a Credit Party assigns to the Lender any Government Contract pursuant to the Assignment of Claims Act, the Lender shall, subject to the Pequot Subordination Agreement and to the extent permitted by applicable law, permit the Junior Lender to be a subordinate assignee of such Government Contract or otherwise participate, on terms reasonably acceptable to the Lender, in such assignment to the Lender.

         4. Amendment to Section 6.1. Section 6.1 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

             6.1    Financial Covenants.

                    The Borrower hereby covenants to the Lender as follows, which covenants shall be based upon the consolidated financial statements of the Borrower:

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                    (a)  Total Funded Debt to EBITDA Ratio. The Borrower will
                         maintain at all times during the following periods a Total Funded Debt to EBITDA ratio of not greater than the following:

                    PERIOD                            MAXIMUM TOTAL FUNDED DEBT
                    ------                            -------------------------
                                                           TO EBITDA RATIO
                                                           ---------------

              Amendment No. 4
              Effective Date - 09/30/04                     4.0 to 1.0
              10/01/04 - thereafter                         3.5 to 1.0

                    (b) Fixed Charge Coverage Ratio. The Borrower will maintain at all times during the following periods, a Fixed Charge Coverage Ratio of not less than the following:

                    PERIOD                             MINIMUM FIXED CHARGE
                    ------                             --------------------
                                                          COVERAGE RATIO
                                                          --------------

              Amendment No. 4
              Effective Date - 12/31/03                    1.05 to 1.0
              01/01/04 - 09/30/04                           1.1 to 1.0
              10/01/04 - thereafter                         1.2 to 1.0

                         The financial covenants referenced in this Section 6.1 shall be calculated and tested on a quarterly basis as of the last day of each quarter for the four fiscal quarter period then ended. Unless otherwise defined, all financial terms used in this Section 6.1 shall have the meanings attributed to such terms in accordance with GAAP; provided however, that for the avoidance of doubt, regardless of how the Borrower's series A preferred stock is characterized under GAAP, such series A preferred stock shall not constitute Indebtedness, as used in this Agreement.

         5. Amendment to Section 6.4. Section 6.4 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

         6.4  Liens.

                    The Borrower shall not, and shall not permit any of its
              Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its property, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except for the following ("Permitted Liens"):

              (a) Liens pursuant to the Security Documents in favor of the Lender to secure the Obligations;

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              (b)   Liens securing the Junior Indebtedness (as defined in the
                    Pequot Subordination Agreement);

              (c) Liens arising from taxes, assessments, charges or claims described in Section 5.4 that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the proviso to such Section 5.4;

              (d) Deposits or pledges of cash or securities in the ordinary course of business to secure (i) worker's compensation, unemployment insurance or other social security obligations,
                    (ii) performance of bids, tenders, trade contracts (other than for payment of money) or leases, (iii) stay, surety or appeal bonds, or (iv) other obligations of a like nature incurred in the ordinary course of business;

              (e) Liens securing Indebtedness permitted by Section 6.5(d), provided, however, that such Liens shall only extend to the property financed by the Indebtedness securing the same;

              (f)   Liens existing on the date hereof and specified on Schedule
                    6.4;

              (g) Title exceptions or encumbrances granted in the ordinary course of business, affecting real property owned by the Borrower or any of its Subsidiaries, provided that such exceptions do not in the aggregate materially detract from the value of such property or materially interfere with its use in the ordinary conduct of the Borrower's or each Subsidiary's business;

              (h) Liens with respect to judgments, attachments and the like which do not constitute Events of Default hereunder; and

              (i) Liens arising from leases or subleases granted to others which do not interfere in any material respects with the business of the Borrower or its Subsidiaries.

                    "Permitted Lien" shall in no event include any Lien imposed by, or required to be granted pursuant to, ERISA or any Environmental Law. Nothing in this Section 6.4 shall be construed to limit any other restriction on Liens imposed by the Security Agreement or otherwise in the Loan Documents.

         6. Amendment to Section 6.5. Section 6.5 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

         6.5  Indebtedness and Guaranty Obligations.

                    The Borrower shall not, and shall not permit any of its
              Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness or Guaranty Obligations,

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              or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

              (a) Indebtedness and Guaranty Obligations to or in favor of the Lender pursuant to this Agreement and the other Loan Documents;

              (b) The Junior Indebtedness (as defined in the Pequot Subordination Agreement);

              (c) Indebtedness of the Borrower or any of its Subsidiaries existing on the date hereof and listed in Schedule 6.5 (and extensions, renewals and refinancings thereof on terms no less favorable in any material respect than those existing before such extension, renewal or refinancing);

              (d) Purchase money Indebtedness (including Capitalized Leases) hereafter incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $500,000 during any fiscal year; (ii) such Indebtedness when incurred shall not exceed the purchase price of the assets(s) financed; and (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

              (e)   Intercompany Debt;

              (f) Indebtedness that is expressly subordinate to the monetary obligations arising under this Agreement pursuant to a written subordination agreement in form and substance reasonably acceptable to the Lender;

              (g) Contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; and

              (h) To the extent not mentioned above, accruals and accounts payable in the ordinary course of business not for borrowed money.

         7. Amendment to Section 6.7. Section 6.7 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

              6.7   Dividends and Related Distributions.

                         The Borrower shall not, and shall not permit any of its
                    Subsidiaries to, declare or make any Stock Payment, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except

                    (a)  dividends payable to a Credit Party; and

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                    (b)  so long as no Event of Default has occurred and is
                         continuing, or would occur as a result of such dividends, dividends payable to holders of series A preferred stock in accordance with the Certificate of Designations, Powers, Preferences and Rights of the Series A Convertible Preferred Stock to be dated the Closing Date (as defined in the Note Purchase Agreement) ("Series A Certificate"); and

                    (c) so long as no Event of Default has occurred and is continuing, or would occur as a result of such payment, required redemption payments to holders of series A preferred stock in accordance with the Series A Certificate.

         8. Amendment to Section 6.14. Exhibit 6.14 to the Existing Credit Agreement is hereby amended in its entirety to read as follows:

              6.14  Limitations on Other Restrictions on Liens.

                    The Borrower shall not, and shall not permit any of its
              Subsidiaries to, enter into, become or remain subject to any agreement or instrument, except for the Loan Documents and the Junior Loan Documents (as defined in the Pequot Subordination Agreement), that would prohibit the grant of any Lien upon any of its properties.

         9. Amendment to Exhibit J. Exhibit J to the Existing Credit Agreement is hereby amended in its entirety to read as set forth in Exhibit J attached to this Amendment.

         10. Amendment to Section 7.1(f). Section 7.1(f) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

              (f) Any Cross-Default Event shall occur with respect to Cross-Default Obligations. As used herein, "Cross-Default Obligation" shall mean any Indebtedness or Guaranty Obligation of a Credit Party or any agreement or instrument creating, evidencing or securing such Indebtedness or Guaranty Obligation. As used herein, "Cross-Default Event" with respect to a Cross-Default Obligation shall mean the occurrence of any default, event or condition (other than a default, event or condition waived by the obligee of such Cross-Default Obligation) which causes or which would permit any Person or Persons to cause all or any part of such Cross-Default Obligation to become due (by acceleration, mandatory prepayment or repurchase, or otherwise) before its otherwise stated maturity, or failure to pay all or any part of such Cross-Default Obligation at its stated maturity.

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                                    PART III
                           CONDITIONS TO EFFECTIVENESS

         1. Amendment No. 4 Effective Date. This Amendment shall be and become effective as of the date hereof (the "Amendment No. 4 Effective Date") when all of the conditions set forth in this Part III shall have been satisfied, and thereafter this Amendment shall be known, and may be referred to, as "Amendment No. 4".

         2. Execution of Counterparts of Amendment. The Lender shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of the Borrower, the Subsidiary Guarantors and the Lender.

         3. Fees and Expenses. All out-of-pocket fees and expenses of the Lender in connection with the Loan Documents, including this Amendment, including legal and other professional fees and expenses incurred on or prior to the date of this Amendment, shall have been paid.

         4. Subordinated Debt Transaction. The Closing (as defined in the Note Purchase Agreement) shall have occurred, as indicated in a letter delivered to the Lender by the Borrower, which letter shall confirm the Closing Date (as defined in the Note Purchase Agreement), and the Pequot Subordination Agreement shall have been executed and delivered to the Lender.

         5. Other Items. The Lender shall have received an amendment to the Security Agreement in form satisfactory to it and such other documents, agreements or information which may be reasonably requested by the Lender.

                                     PART IV
                                  MISCELLANEOUS

         1. Representations and Warranties. Borrower hereby represents and warrants to the Lender that, after giving effect to this Amendment, (a) no Default exists under the Amended Credit Agreement or any of the other Loan Documents which has not been waived and (b) except as set forth in the revised
Schedule 3.19 attached hereto, the representations and warranties set forth in the Existing Credit Agreement (other than the representations and warranties set forth in Sections 3.6, 3.l6 and 3.18 of the Existing Credit Agreement) are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date and except for representations that refer to or are qualified by Schedules to the Existing Credit Agreement). The Borrower makes no representation as to the accuracy of the Schedules to the Existing Credit Agreement as of the date of this Amendment, other than the revised Schedule 3.19.

         2. Cross-References. References in this Amendment to any Part are, unless otherwise specified, to such Part of this Amendment.

         3. Instrument Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise

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expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

         4. References in Other Loan Documents. At such time as this Amendment shall become effective pursuant to the terms of Part III, all references in the Loan Documents to the "Agreement" shall be deemed to refer to the Existing Credit Agreement as amended by this Amendment.

         5. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         6. Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE COMMONWEALTH OF VIRGINIA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

         7. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  [remainder of page intentionally left blank]

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly signed, sealed and delivered by their properly and duly authorized officers as of the day and year first above-written.

                                     BORROWER:
                                     --------

                                     ANALEX CORPORATION


                                     By:______________________________(SEAL)
                                        Name:_______________________________
                                        Title:______________________________


                                     SUBSIDIARY GUARANTORS:
                                     ---------------------

                                     ADVANCED BIOSYSTEMS, INC.


                                     By:______________________________(SEAL)
                                        Name:_______________________________
                                        Title:______________________________


                                     SYCOM SERVICES, INC.


                                     By:______________________________(SEAL)
                                        Name:_______________________________
                                        Title:______________________________


                                     LENDER:
                                     ------

                                     BANK OF AMERICA, N.A.


                                     By:______________________________(SEAL)
                                        Name:_______________________________
                                        Title:______________________________

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